UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2011.

AMERICAN RAILCAR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

North Dakota	000-51728	43-1481791
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Clark Street St. Charles, Missouri	63301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (636) 940-6000

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
American Railcar Industries, Inc. (“ARI” or the “Company”) held its annual meeting of shareholders (the “Annual Meeting”) on June 7, 2011. At the Annual Meeting, shareholders voted on the following proposals and cast their votes as described below.
Proposal 1
The individuals listed below were elected at the Annual Meeting to serve on the Company’s Board of Directors (the “Board”) until the next annual meeting of shareholders or until their respective successors are duly elected and qualified.

				Broker
Nominee	For	Against	Abstentions	Non-Votes
Carl C. Icahn	14,632,112	4,818,090	3,525	—
James J. Unger	14,192,478	5,254,999	6,250	—
Vincent J. Intrieri	13,632,663	5,814,813	6,251	—
Samuel Merksamer	14,627,960	4,819,517	6,250	—
J. Mike Laisure	19,198,367	248,910	6,450	—
James C. Pontious	19,197,569	249,907	6,251	—
Harold First	18,732,076	712,701	8,950	—
Brett Icahn	14,344,700	5,098,577	10,450	—
Hunter Gary	14,623,601	4,820,975	9,151	—
Proposal 2
An advisory vote on executive compensation, as described in the proxy materials. This proposal was approved.

			Broker
For	Against	Abstentions	Non-Votes
19,213,966	41,456	198,305	—
Proposal 3
An advisory vote on the frequency of the advisory vote on executive compensation, as described in the proxy materials. “1 year” was approved.

				Broker
1 Year	2 Years	3 Years	Abstentions	Non-Votes
18,818,392	38,580	398,937	197,817	—
In light of these results, and consistent with the Company’s recommendation, the Board has determined that the Company will hold an advisory vote on executive compensation every year.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2011	American Railcar Industries, Inc.
	By:	/s/ Dale C. Davies
		Name:	Dale C. Davies
		Title:	Senior Vice President, Chief Financial Officer and Treasurer